SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2008

I.D. SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15087	22-3270799
(State Or Other	(Commission	(IRS Employer
Incorporation)	Jurisdiction Of File Number)	Identification No.)

One University Plaza, Hackensack, NJ	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2008, the Board of Directors (the “Board”) of I.D. Systems, Inc. (the “Company”), appointed Harold D. Copperman as an "independent" director of the Company, within the meaning of the Marketplace Rules of the NASDAQ Stock Market, LLC ("Nasdaq"), and as a member of each of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board.

Mr. Copperman, age 61, has served as President and Chief Executive Officer of HDC Ventures, Inc., a management and investment group focusing on enterprise systems, software and services, since December 2001. From 1993 to 1999, Mr. Copperman served as Senior Vice President and Group Executive at Digital Equipment Corp. Mr. Copperman also has served as President and Chief Executive Officer of JWP, Inc.; President and Chief Operating Officer of Commodore Business Machines, Inc.; and Vice President and General Manager for Apple Computer, Inc.'s Eastern Operations. He also spent 20 years at IBM Corporation, where he held a variety of sales, marketing and executive positions. Mr. Copperman currently serves on the board of directors of each of Avocent Corporation (NASDAQ: AVCT), a publicly traded company that delivers IT operations management solutions; AXS-One Inc. (OTCBB: AXSO), a publicly traded company that provides high performance records compliance management solutions; and Metastorm, Inc., a privately-held company that provides software for enterprise architecture, business process analysis and modeling and business process management. He holds a B.S. in Mechanical Engineering from Rutgers University and served as a Captain in the U.S. Army.

There is no arrangement or understanding between Mr. Copperman and any other person pursuant to which Mr. Copperman was appointed as a director of the Company or as a member of the Audit Committee, the Compensation Committee or the Nominating Committee of the Board. Mr. Copperman will be eligible to participate in all non-management director compensation plans or arrangements available to the Company’s other independent directors.

A copy of the press release announcing the appointment of Mr. Copperman as a director of the Company and a member of each of the Audit Committee, Compensation Committee and Nominating Committee of the Board is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01. Other Events.

As previously disclosed, on May 6, 2008, the Company received a Nasdaq Staff Deficiency Letter indicating that as a result of the passing of Beatrice Yormark, who was a director of the Company at the time of her passing, and the resulting vacancy on each of the Board and the Audit Committee of the Board, the Company failed to have (i) a majority of the Board comprised of independent directors as required by Nasdaq Marketplace Rule 4350(c)(1) and (ii) three independent directors serving on the Audit Committee of the Board as required by Nasdaq Marketplace Rule 4350(d)(2).

As a result of the appointment of Mr. Copperman as a member of the Board and a member of the Audit Committee of the Board, as discussed in Item 5.02 of this Current Report on Form 8-K, a majority of the Board currently is comprised of independent directors as required by Nasdaq Marketplace Rule 4350(c)(1) and the Audit Committee of the Board currently is comprised of three independent directors as required by Nasdaq Marketplace Rule 4350(d)(2). On October 14, 2008, the Company informed Nasdaq of Mr. Copperman's appointment as a member of each of the Board and the Audit Committee of the Board and received notice from the staff at Nasdaq (the “Staff”) of the Staff's determination that the Company complies with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(2).

A copy of the press release announcing the Company's composition of each of the Board and the Audit Committee of the Board in accordance with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(2), respectively, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the Company's ability to maintain compliance with the Nasdaq Marketplace Rules. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K regarding our financial position, financial guidance, business strategy, products, markets, plans or objectives for future operations are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 - Press release, dated October 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date: October 15, 2008